                                                                    Exhibit 23.2


               Consent of Independent Certified Public Accountants


We have issued our report dated August 2, 1996, accompanying the consolidated financial statements of Vasomedical, Inc. and Subsidiaries appearing in the 1996 Annual Report to Stockholders of the Company for the year ended May 31,1996 and incorporated by reference in the Company's 1996 Annual Report on Form 10-KSB which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP


Melville, New York
September 4, 1996